UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2025

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

 Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

 (441) 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of $0.18 each	SIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure
On January 14, 2025, Signet Jewelers Limited (the "Company") issued a press release for its holiday sales for the ten weeks ended January 11, 2025. A copy of the press release is attached hereto as Exhibit 99.1 to this Form 8-K.
In addition, as previously announced by the Company in a press release on January 13, 2025, J.K. Symancyk, Chief Executive Officer, and Joan Hilson, Chief Financial and Operating Officer, will participate in a fireside chat at the 2025 ICR Conference at 2:30 p.m. Eastern Time on Tuesday, January 14, 2025. A live webcast of the fireside chat will be available for investors, analysts and other interested parties on the Company’s website at https://www.signetjewelers.com/investors and will be available for replay for at least 30 days.

The information in this Current Report on Form 8-K and the press release attached as Exhibit 99.1 (this "Report") is being furnished pursuant to Item 7.01 Regulation FD Disclosure. In accordance with General Instruction B.2 of Form 8-K, the information in this Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release of Signet Jewelers Limited, dated January 14, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNET JEWELERS LIMITED

Date:	January 14, 2025	By:	/s/ Joan M. Hilson
		Name:	Joan M. Hilson
		Title:	Chief Financial and Operating Officer